LEXINGTON EMERGING MARKETS FUND, INC

              SCHEDULE OF PERFORMANCE QUOTATIONS
         ENDING REDEEMABLE VALUE PURSUANT TO SEC RULES

                            N
                     P (1+T)   =  ERV

         Where       P = Initital payment of $1,000
                     T = Average annual total return
                     N = Number of years

                 FROM COMMENCEMENT THROUGH 12/31/97

    3.76 Years:

                      REINV.                TOTAL
  DATE    INVESTMENT   DIV.     SHARES     SHARES      NAV        VALUE
-------------------------------------------------------------------------
03/30/94   $1,000.00     -       100.000    100.000    10.00    1,000.00
12/29/94                21.60      2.186    102.186     9.88
12/28/95                 9.44      1.004    103.190     9.40
09/10/97                 0.72      0.064    103.254    11.29
12/31/97                                    103.254     8.91      920.00


                 1/n                         0.2660
            (erv)                 920.00
   T =     -------     - 1 =    --------              - 1 =        -2.19%
             (P)                1,000.00


                                               3.76
  ERV =        1,000    (1 +     -0.0219 )              =        $920.00

LEXINGTON EMERGING MARKETS FUND, INC

              SCHEDULE OF PERFORMANCE QUOTATIONS
         ENDING REDEEMABLE VALUE PURSUANT TO SEC RULES

                            N
                     P (1+T)   =  ERV

         Where       P = Initital payment of $1,000
                     T = Average annual total return
                     N = Number of years

       1 Year:

                      REINV.                TOTAL
  DATE    INVESTMENT   DIV.     SHARES     SHARES      NAV        VALUE
-------------------------------------------------------------------------
12/31/96   $1,000.00     -        98.912     98.912    10.11    1,000.00
09/10/97                 0.69      0.061     98.973    11.29
12/31/97                                     99.267     8.91      881.85


                 1/n                         1.0000
            (erv)                 881.85
   T =     -------     - 1 =    --------              - 1 =       -11.81%
             (P)                1,000.00


                                                  1
  ERV =        1,000    (1 +     -0.1181 )              =        $881.85